                                                                    EXHIBIT 11.1


                                  STATEMENT RE:
                       COMPUTATIONS OF NET LOSS PER SHARE

                                                                 THREE MONTHS ENDED MARCH 31,
                                                               -------------------------------
                                                                   2002               2001
                                                               ------------       ------------
Numerator:
           Numerator for basic and diluted loss per share

           Net loss                                            $ (1,571,529)      $ (1,870,941)
                                                               ============       ============

Denominator:
           Denominator for basic loss per share --
                 weighted average shares                        121,566,761         88,311,958

Effect of dilutive securities:
           Stock options and warrants                                    --                 --
                                                               ------------       ------------

           Dilutive potential common shares                              --                 --
                                                               ------------       ------------

           Denominator for diluted earnings per share -
                 adjusted weighted average shares and
                 assumed conversions                            121,566,761         88,311,958
                                                               ============       ============

           Basic loss per share                                $      (0.01)      $      (0.02)
                                                               ============       ============
           Diluted loss per share                              $      (0.01)      $      (0.02)
                                                               ============       ============

The Company incurred a net loss for the three months ended March 31, 2002 and 2001. Therefore, the Company did not make adjustments for potentially dilutive securities, as the adjustments would have been anti-dilutive.